EXHIBIT 12.1

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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CONTINENTAL AIRLINES, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(IN MILLIONS)

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                                  Six Months  Three Months Six Months Three Months                              4/28/93  | 1/1/93
                                     Ended       Ended        Ended      Ended                                  through  | through
                                    6/30/98     6/30/98      6/30/97    6/30/97     1997   1996   1995   1994   12/31/93 | 4/27/93
                                 ------------ ------------ ---------- ------------ ------ ------ ------ ------  -------- | -------
                                                                                                                         |
Earnings:                                                                                                                |
  Earnings (Loss) Before Income                                                                                          |
  Taxes,                                                                                                                 |
    Minority Interest and                                                                                                |
    Extraordinary Items          $ 412        $ 275        $ 332      $ 208        $ 639  $ 428  $ 310  $ (651) $ (52)   | $ (977)
  Plus:                                                                                                                  |
    Interest Expense (a)            84           44           84         42          166    165    213     241    165    |     52
    Capitalized Interest           (28)         (15)         (14)        (8)         (35)    (5)    (6)    (17)    (8)   |     (2)
    Amortization of Capitalized      2            1            2          1            3      3      2       1      0    |      0
    Interest                                                                                                             |
    Portion of Rent Expense                                                                                              |
      Representative of Interest                                                                                         |
      Expense (a)                  223          113          188         94          400    359    360     337    216    |    117
                                 -----        -----        -----      -----        -----  -----  -----   -----  -----    |  -----
                                   693          418          592        337        1,173    950    879     (89)   321    |   (810)
                                 -----        -----        -----      -----        -----  -----  -----   -----  -----    |  -----
Fixed Charges:                                                                                                           |
  Interest Expense (a)              84           44           84         42          166    165    213     241    165    |     52
  Portion of Rent Expense                                                                                                |
    Representative of Interest                                                                                           |
    Expense (a)                    223          113          188         94          400    359    360     337    216    |    117
                                 -----        -----        -----      -----        -----  -----  -----   -----  -----    |  -----
Total Fixed Charges                307          157          272        136          566    524    573     578    381    |    169
                                 -----        -----        -----      -----        -----  -----  -----   -----  -----    |  -----
                                                                                                                         |
Coverage Adequacy (Deficiency)   $ 386        $ 261        $ 320      $ 201        $ 607  $ 426  $ 306   $(667) $ (60)   | $ (979)
                                 =====        =====        =====      =====        =====  =====  =====   =====  =====    |  =====
                                                                                                                         |
Coverage Ratio                    2.26         2.66         2.18       2.48         2.07    1.81   1.53    n/a    n/a    |   n/a
                                 =====        =====        =====      =====        =====   =====  =====   =====  =====   |  =====

Note:     A  vertical  black  line is  shown  in the  table  above  to  separate  Continental's post-reorganized  consolidated  financial  data of Holdings  since they have not been prepared  on a  consistent  basis of  accounting.  (a)  Includes  Fair  Market  Value
          Adjustments resulting from the Company's emergence from bankruptcy.

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